UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006
WEBSIDESTORY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-31613	33-0727173
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (858) 546-0040
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

     This Current Report on Form 8-K is filed by WebSideStory, Inc., a Delaware corporation (the “Company”), in connection with the matters described herein.
Item 1.01. Entry into a Material Definitive Agreement.
     On September 28, 2006, the Company’s Board of Directors (the “Board”) amended the Company’s Non-Employee Director Compensation Policy (the “Director Compensation Policy”) to provide for the payment of certain cash compensation to each non-employee director commencing with the quarter ended September 30, 2006. Pursuant to the amended Director Compensation Policy, each non-employee director will receive a cash payment of $25,000 annually, and each such non-employee director will also be eligible to receive additional cash payments of (x) $10,000 annually for serving as the chair of (i) the Audit Committee, (ii) the Compensation Committee or (iii) the Nominating/Corporate Governance Committee and (y) $5,000 annually for being a member (other than the chair) of (i) the Audit Committee, (ii) the Compensation Committee or (iii) the Nominating/Corporate Governance Committee, provided that in no event will any non-employee director be eligible to receive more than $35,000 per calendar year for such board and committee service. All such payments will be made quarterly in arrears.
     The foregoing description is a summary only, is not necessarily complete, and is qualified by the full text of the amended Director Compensation Policy, which is filed as an exhibit to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d)     Exhibits.

Exhibit
Number	Description of Exhibit

10.1	Amended Non-Employee Director Compensation Policy

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: October 2, 2006	By:	/s/ ANDREW S. GREENHALGH
Andrew S. Greenhalgh
Vice President and General Counsel

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

10.1	Amended Non-Employee Director Compensation Policy

4